UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022

NUVALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40671	81-5112298
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Nuvalent, Inc.

One Broadway, 14th Floor, Cambridge, Massachusetts 02142
(Address of principal executive offices, including zip code)

(857) 357-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	NUVL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2022, in accordance with the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Nuvalent, Inc. (the “Company”), the Board elected Anna Protopapas as a member of the Board, effective immediately.

Ms. Protopapas was elected to serve as a Class I director of the Board, until the Company’s 2022 annual meeting of stockholders and until her successor is elected and qualified or until her earlier resignation or removal. The Board has determined that Ms. Protopapas is an “independent” director under the rules of Nasdaq. Ms. Protopapas will serve as chairperson of the Board, and she has not been appointed to serve on any committees of the Board at this time.

Ms. Protopapas will receive compensation for her service as chairperson of the Board and as a non-employee director in accordance with the Company’s non-employee director compensation policy, including an initial, one-time stock option grant upon her election to purchase 40,000 shares of the Company’s Class A common stock at an exercise price equal to $14.08 per share, the closing price of the Company’s Class A common stock on the date of grant, which option shall vest in equal monthly installments over three years from the date of grant, subject to Ms. Protopapas’s continued service. Ms. Protopapas will also be entitled to receive annual cash retainers for her service as chairperson and as a director, plus additional cash compensation if appointed to a Board committee, and annual equity grants in accordance with the Company’s non-employee director compensation policy. The Company’s non-employee director compensation policy was filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission on March 29, 2022.

There are no arrangements or understandings between Ms. Protopapas and any other persons pursuant to which she was elected as a director. Ms. Protopapas does not have any family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Ms. Protopapas and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Protopapas will enter into the Company’s standard form of director indemnification agreement. The form of the director indemnification agreement was filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on July 7, 2021.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvalent, Inc.

Date: March 31, 2022	By:	/s/ Deborah Miller
Deborah Miller, Ph.D.
Chief Legal Officer and Secretary